UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2016

Commission file number 001-32511

IHS INC.

(Exact name of registrant as specified in its charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(Address of principal executive offices)

(303) 790-0600

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 11, 2016, IHS Inc. (“IHS”) convened a special meeting of stockholders (the “IHS special meeting”) at which holders of IHS Class A common stock, par value $0.01 per share, approved each of the proposals (collectively, the “IHS Proposals”) relating to the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated March 20, 2016, by and among IHS, Markit Ltd., a Bermuda company (“Markit”) and Marvel Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Markit. The voting results were as follows:

1. The proposal to adopt the Merger Agreement (the “IHS merger proposal”)

Votes For	Votes Against	Abstentions
56,573,822	197,258	433,351

2. The proposal to approve, on an advisory (non-binding) basis, a specified compensatory arrangement between IHS and its named executive officers relating to the transactions contemplated by the Merger Agreement.

Votes For	Votes Against	Abstentions
54,810,389	944,447	1,449,595

Because there were sufficient votes from IHS’s stockholders to adopt the IHS merger proposal, the vote on the proposal to approve the adjournment of the IHS special meeting, if necessary or appropriate, to solicit additional proxies was not called.

Item 7.01. Regulation FD Disclosure.

On July 11, 2016, IHS and Markit issued a joint press release announcing the voting results of their respective stockholder and shareholder meetings, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 11, 2016, jointly issued by IHS Inc. and Markit Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2016	IHS INC.

	By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President, Legal and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 11, 2016, jointly issued by IHS Inc. and Markit Ltd.